Exhibit 99.1

BTCS Plans to Distribute New Preferred Stock to All Common Holders*

Silver Spring, MD (Globe Newswire – January 31, 2023) BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, created a new series of convertible preferred stock, designated Series V Convertible Preferred Stock (the “Voucher”), and plans to distribute these Vouchers to each and every shareholder of record as of a to be announced record date. Each Voucher is intended to be convertible into one share of the Company’s common stock listed on a security exchange that utilizes blockchain technology, subject to certain approvals and the terms of the Voucher’s Certificate of Designation filed with the state of Nevada.

“We are excited to announce the creation and potential distribution of the Voucher, which we believe will create a pathway for every single BTCS shareholder to utilize blockchain technology seamlessly in their daily lives on an exchange where order books are enforced by blockchain smart contracts,” said Charles Allen, CEO of BTCS. “Exchanges built on blockchain technology should enable transparent public orderbooks, eliminate failure to delivers, provide access to a global digital-first investor base, and enable direct to investor communications, distributions, and dividends without the friction we encountered with the processing of our Bividend.”

Allen continued, “In order to have fair and transparent markets which protect our retail investors, the time is now to move away from T+2 settlement. For the integrity of our markets and the protection of all investors, we need to embrace blockchain technology and have real-time settlement. Taking this step and creating a path to have every single BTCS shareholder utilize this technology is a way BTCS can illustrate the power of blockchain technologies we secure, and, hopefully, jump-starting and fast-tracking the ongoing discussion initially proposed by the SEC on February 9, 2022.”

“It’s unconscionable that since going public, BTCS has been on the Reg SHO Threshold List 77 times; further, between January 7 and January 19, 2022 a total of 2.16 million shares failed to deliver, representing approximately 26% of our public float as of December 31, 2021, raising many questions about the efficacy of current systems,” continued Allen. “With blockchain technology and instant settlement, intermediaries could be eliminated, thus reducing potential share imbalances and the risks and costs associated with traditional T+2 settlements. This move represents our commitment to innovation and delivering superior value to our investors.”

Some claim blockchain technology lacks real world applications, however, security exchanges built on blockchains such as Ethereum are strong use cases that illustrate the potential future of capital markets. BTCS believes the time to start transitioning is now. While BTCS highlighted this use case in an investor presentation filed as an exhibit to an 8-K on July 7, 2015 (page 7), only now, after years of research, are we finally in a position to make this a reality. This is a natural extension of BTCS’s commitment to innovation and reflects the Company’s belief in both Ethereum and the potential of decentralized technologies to bring innovation to traditional financial markets.

The Vouchers will have no voting rights, no rights to dividends, be redeemable by the Company after one year from issuance, and not be eligible for conversion after December 31, 2024. The record date for the distribution of the Vouchers will be announced upon achieving greater clarity on certain administrative processes for effecting it, which includes successfully obtaining a DTC eligible CUSIP, among other things. Shareholders are encouraged to consult with their financial advisor to understand the terms of the Voucher and its potential impact on their investment in BTCS.

*Investor Notice

While the Voucher is not deemed a “sale” under the Securities Act of 1933 and the Company does not believe it is a “sale” under states securities laws, investors should consider the following disclaimer:

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Voucher and no offer, solicitation or sale of the Voucher shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers, solicitations and sales of the Voucher will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of an effective registration statement or under an applicable exemption from registration. Investors should note that the Company does not plan to list the Voucher for trading on any exchange.

About BTCS:

BTCS Inc. is a Nasdaq listed company operating in the blockchain technology space since 2014 and is one of the first U.S. publicly traded companies with a primary focus on blockchain infrastructure and staking. BTCS secures and operates validator nodes on disruptive next-generation blockchain networks that power Web 3, earning native token rewards by staking our proof-of-stake digital assets. “StakeSeeker” is BTCS’ newly introduced proprietary Cryptocurrency Dashboard and Staking-as-a-Service platform, developed to empower users to better understand and grow their crypto holdings with innovative portfolio analytics and a non-custodial process to earn staking rewards on digital asset holdings. Users can easily link and monitor their cryptocurrency portfolios across exchanges, wallets, validator nodes, and other sources; and have access to a suite of data analytic tools such as performance and reward tracking. StakeSeeker’s Staking Hub allows users to earn rewards by participating in network consensus mechanisms by staking and delegating their cryptocurrencies to company-operated validator nodes for a growing number of supported blockchains. As a non-custodial validator operator, BTCS will receive a percentage of token holders staking rewards generated as a validator node fee, creating the potential opportunity for a highly scalable business with limited additional costs. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding the potential distribution of the Vouchers including its timing, terms and the exchange on which the common stock into which the Voucher would be convertible will be listed for trading, as well as the perceived and anticipated benefits to shareholders and the financial markets in general of the Vouchers and blockchain technology. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, the possibility that the Company does not proceed with the Voucher distribution due to administrative, regulatory or other challenges, including failure to obtain a DTC eligible CUSIP number, the Company’s broad discretion with respect to the Vouchers, possible trading volatility, pricing discrepancies or other negative characteristics of the exchange selected for trading of the common stock into which the Voucher would be convertible, dilution for Voucher holders who do not make a conversion election before the Voucher is redeemed, future regulatory issues, market or economic downturns or other adverse developments with respect to our business and the digital assets on which it depends, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2021. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

ir@btcs.com

Public Relations:

Mercy Chikowore

m.chikowore@btcs.com